Exhibit 10.1

INTERVEST BANCSHARES CORPORATION

Annual Incentive Plan for Senior Executives

Compensation Philosophy

•	To support the overall objectives of the executive compensation program, which are to attract, motivate and retain highly talented executives

•	To align the focus and efforts of the executive team with the annual business objectives of the Bank

•	To provide rewards that are consistent with the performance level and contributions made by members of the executive team

•	To provide a balanced approach to compensation that will promote sound risk management

•	To align executive compensation with the creation of shareholder value

•	Focus on the achievement of specific, annual, strategic and tactical corporate and individual business objectives

Risk Mitigating Factors

The Annual Incentive Plan for Senior Executives contains the following risk-mitigating factors:

•	Activation of a significant portion of plan incentive earnings is tied to the achievement of a minimum level of performance against a return-on-equity target.

•	Target opportunities are aligned with the market.

•	A balanced approach using multiple performance criteria encourages a broader focus on the financial performance and health of the Bank.

Eligibility

•	Senior Executive Team

•	Chief Executive Officer

•	President/ Chief Operating Officer

•	Chief Financial Officer

•	Vice President/ Counsel

•	Chief Credit Officer

Target Incentive Awards

•	Calculated as a percent of Base Salary – Chart reflects salaries effective as of January 1, 2014

Job Title	% of Base Salary	Annual Base Salary	Annual Target Bonus	Annual Total Cash Compensation
Chief Executive Officer	35.0%	$1,127,722	$394,703	$1,522,425
President/ COO	25.0%	$620,000	$155,000	$775,000
Chief Financial Officer	20.0%	$290,000	$58,000	$348,000
Vice President/ Counsel	20.0%	$300,000	$60,000	$360,000
Chief Credit Officer	20.0%	$205,000	$41,000	$246,000

•	The Board may, at its discretion, award the annual bonus award to executives in the form of cash or stock. Award values for a 50/50 split would be as follows:

Job Title	Annual Target Bonus/ Cash	Annual Target Bonus/ Stock	Approximate Shares @ $7.53/ share
Chief Executive Officer	$197,351	$197,351	26,209
President/ COO	$77,500	$77,500	10,292
Chief Financial Officer	$29,000	$29,000	3,851
Vice President/ Counsel	$30,000	$30,000	3,984
Chief Credit Officer	$20,500	$20,500	2,722

*	Share value based on the stock price close on 4/17/14

Component Weightings

•	Each component’s weighting will be dependent on the participant’s level in the organization with the major focus/weighting on critical area(s) of impact:

Position	Loan Orig. Increase	Corporate Goal	Individual Performance
Chief Executive Officer	55.0%	20%	25%
President/ Chief Operating Officer	45.0%	20%	35%

Position	Corporate Goal	Individual Performance
Chief Financial Officer	25%	75%
Vice President/ Counsel	25%	75%
Chief Credit Officer	25%	75%

•	Multiple annualized goals within component may also be weighted for importance

Performance Components

•	Increase in Loan Originations: (CEO and COO only)

•	0.35% of increase in total loan origination values generated in the fiscal year will be used to create a bonus pool. Note: Only loans that meet the credit policies of the Bank will be included in the bonus pool calculation of loans under this plan component.

•	Calculation of the Loan Origination Pool Percentage:

Sum of the Estimated Loan Origination Bonus Amounts for the CEO and COO/ Projected Increase in Loan Originations = Loan Origination Pool Percentage

CEO Portion of the Pool:

$394,703 * 55.0% = $217,086

COO Portion of the Pool:

$155,000 * 45.0% = $69,750

Total Amount of Incentive Pool at Target:

$217,086 + $69,750 = $286,836

Projected Growth in Loan Originations in 2014: $83,000,000

Loan Origination Bonus Pool: $286,836 / $83,000,000 = 0.35%

•	Distribution of the Loan Origination Pool: Annually, the Board will review the growth in loan originations and distribute the incentive pool based on the contributions of the CEO and the COO and other factors that it may wish to consider.

•	Corporate: The incentive award based on Corporate results will be determined as the weighted average percent of actual annualized results against pre-determined annualized goals in the following performance criteria:

Criteria (Higher is Better)	Annualized Threshold	Annualized Goal	Weight
• Return on Equity	7.5%	8.0%	40.0%
• % Increase in Net Income	7.5%	9.4%	15.0%
• Return on Average Assets	0.9%	1.0%	15.0%

Criteria (Higher is Better)	Annualized Threshold	Annualized Goal	Weight
• % Non-Performing Assets	2.97%	2.0%	15.0%
• Efficiency Ratio	38.0%	34.0%	15.0%

Abbreviated Bonus Determination Table

Wt. Avg. % Annualized Goal Attained	% Bonus Earned
<25.0%	0%
25%	10.0%
50%	25.0%
75%	50.0%
100.0%	100.0%
150.0%	200.0%

Note: Actual awards will be pro-rated based on the percentage of annualized goal attainment against annualized corporate performance goals.

Annually, the Board will review the Annualized Goal and Threshold values to determine their suitability as performance factors for the next bonus period based on the Bank’s financial projections.

•	Individual: The individual bonus award is based on an evaluation of the individual’s performance in contributing to the success of the Bank. Factors to be considered should be based on the individual’s job responsibilities and the scope of their authority. It would be difficult to anticipate and define all of the factors that might need to be considered when determining the amount of an executive bonus that would be prudent and appropriate to award under this bonus category. However, here are several factors that the Board might wish to consider:

•	The executive’s role in meeting and overcoming expected or unexpected challenges faced by the organization during the bonus period. Creative problem solving, resiliency, and resolve are all factors to consider.

•	The successful completion of project’s or assignments that were delegated to the executive during the year.

•	The degree to which the executive developed the competencies of the staff members within his or her span of control.

•	The effectiveness of the executive in controlling costs and utilizing the financial and other resources under his/ her control.

Individual Bonus Determination Guideline Table

Rating	Description	% of Target Bonus Award
Superior	Consistently exceeds reasonable performance standards and expectations in all important areas of job responsibility.	120.0%

Commendable	Usually exceeds reasonable performance standards and expectations in a few important areas of job responsibility.	110.0%

Satisfactory	Usually meets, but may on occasion exceed or fail to exceed, reasonable performance standards and expectations in the key areas of job responsibility.	100.0%

Unsatisfactory	Rarely exceeds reasonable performance standards and expectations in any key areas of job responsibility.	0%

Award Calculations

•	No incentive awards will be made under the Loan Origination or Annualized Corporate Goals portions of the plan unless the Company achieves a minimum of 7.0% return on equity.

•	Corporate-based awards will be the weighted average percent of annualized goal attainment for the five corporate criteria/ goals. Annualized performance below the threshold level will be entered as a zero.

•	Individual Bonus Awards will be discretionary in nature and will be based on an evaluation of the individual executive’s success in achieving the goals assigned. Individual awards may be made if approved by the Board even if overall annualized Company performance is below threshold levels.

Award Discretion

•	Calculated awards may be adjusted by ±10% of the Award by the Compensation Committee of the Board of Directors as a way of recognizing performance outcomes that were above or below ordinary expectations or due to unexpected circumstances beyond the control of the executive.

Award Payouts

•	Awards will be paid as soon as reasonably possible following year-end.

•	Awards will be rounded to nearest $100.

•	A portion of the Award may, at the discretion of the Board of Directors, be in the form of equity or any equivalent instrument.

Funding

•	Funded from overall Company Operating Budget

General/ Administrative

•	Except for retirement, death, or disability the plan participant must be employed at end of Plan Year and at payout to receive award.

•	In the event of the retirement, death, or disability of a plan participant, a pro-rata portion of the bonus amount at target will be paid.

•	Targets and weightings may be changed based on shift in focus or industry standards

•	Plan administered by the Board of Directors.

•	Plan may be modified or terminated at any time.

•	Stock awards will be made under the Company’s Equity Incentive Plan.